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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 22, 2007

INDEPENDENCE LEAD MINES COMPANY

(Exact Name of Registrant as Specified in its Charter)

Arizona	001- 00316	82-0131980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P O BOX 717 WALLACE, IDAHO	83873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 753-2525

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-056)

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Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2007, Independence Lead Mines Company initiated a private offering of common stock to purchase, in the aggregate, 200,000 shares of common stock of Independence Lead Mines Company, par value $0.10, at a price of $1.50 per share. The offering was limited to Directors, Management, and key consultants for the Company. The Company obtained a fairness opinion in connection with the proposed offering. All shares purchased will be restricted. All investors will be required to sign a Restricted Stock Purchase Agreement. The Agreement generally provides that common stock purchased cannot be sold until the agreement terminates. Generally, the Agreement terminates upon the occurrence of the earlier of: (i) the closing of a consolidation, merger, other reorganization, or similar transaction of the Company with or into any other entity or entities pursuant to which the Restricted Shareholders of the Company subsequent to the consolidation, merger, or other reorganization or similar transaction shall own less than fifty percent (50%) of the voting securities of the surviving entity; (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company; (iii) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of to other than Restricted Shareholders; or (iv) thirty-six (36) months from the date of the Agreement. Upon termination of the Agreement, the Company agrees to bear all costs and expenses of transfer (excluding any income tax or commissions) including removal of any restrictive stock legend, issuance of new stock certificates, or legal opinions. The only transfers allowed are restricted to transfers occurring on the death of a purchaser or transfers to another purchaser in the offering.

The closing date of the offering was expected to occur on or about April 18, 2007.

The offering is believed exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended.  The securities offered, and to be sold and issued in connection with the private placement have not been  or were registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. No registration rights are offered in conjunction with the proposed offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01 Other Events

Additionally, on March 22, 2007, Independence Lead Mines Company declared a forward split of stock: for each ten shares of common stock of the Corporation, $0.10 par value, owned by a shareholder, such shareholder would receive one additional share of common stock of the Company, $0.10 par value, subject to rounding upward in the case of fractional shares; such stock dividend is payable on or before July 10, 2007 to holders of record on April 27, 2007. The ex-dividend date is April 23, 2007. Shareholders have 60 days from April 27, 2007 to surrender their share certificates to OTC Stock Transfer, Inc. The Company will only cover the cost of one new certificate.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1 Notification of Forward Stock Split

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE LEAD MINES COMPANY

By: /s/ Bernard C. Lannen

Bernard C. Lannen, its President and

Chief Administrative Officer

Dated: April 24, 2007

Date:  April 24, 2007

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